Exhibit 3.45

State of Delaware Secretary of State Division of Corporations Delivered 07:49 AM 11/20/2014 FILED 08:00 AM 11/20/2014 SRV 141434239 – 4153709 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Van Wagner Miami, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

First: The name of the limited liability company is Outfront Media Miami LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 14th day of November, A.D. 2014.

By:	/s/ Lisa M. Tanzi
Authorized Person(s)

Name:	Lisa Tanzi
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 10:24 AM 03/21/2013 FILED 10:20 AM 03/21/2013 SRV 130340840 – 4153709 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Van Wagner Miami, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to 160 Greentree Drive, Suite 101 (street), in the City of Dover, Zip Code 19904 . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is National Registered Agents, Inc.

By:	/s/ Steven S. Pretsfelder
Authorized Person

Name:	Steven S. Pretsfelder
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 02:35 PM 03/12/2013 FILED 02:35 PM 03/12/2013 SRV 130303733 – 4153709 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

CERTIFICATE OF FORMATION

OF

FUEL MIAMI LLC

Fuel Miami LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is Fuel Miami LLC.

2. The date of filing of the certificate of formation of the limited liability company with the Delaware Secretary of State was June 15, 2006.

3. The Certificate of Formation is hereby amended to change the name of the limited liability company. To accomplish the foregoing Paragraph First of the certificate of formation is amended to read as follows:

“FIRST: The name of the limited liability company is Van Wagner Miami, LLC.”

In Witness Whereof, the undersigned has executed this Certificate on the 12th day of March 2013.

/s/ Steven S. Pretsfelder
Steven S. Pretsfelder, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:45 PM 02/13/2013 FILED 02:40 PM 02/13/2013 SRV 130168474 – 4153709 FILE

CERTIFICATE OF MERGER

OF

VAN WAGNER WWRAM MIAMI, LLC

a Foreign Limited Liability Company

AND

FUEL MIAMI LLC

a Delaware Limited Liability Company

It is hereby certified that:

1. The constituent business entities participating in the merger herein certified are:

(a) Van Wagner WWRAM Miami, LLC, which is organized under the laws of the State of New York; and

(b) Fuel Miami LLC, which is incorporated under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent limited liability companies in accordance with the provisions of Section 18-209 of the Delaware Limited Liability Company Act, to wit, by Van Wagner WWRAM Miami, LLC in accordance with the laws of the State of its organization and by Fuel Miami LLC in the same manner as is provided in Section 18-209 of the Delaware Limited Liability Company Act.

3. The name of the surviving Limited Liability Company in the merger herein certified is Fuel Miami LLC, which will continue its existence as said surviving limited liability company under its present name upon the effective date of said merger pursuant to the provisions of the Delaware Limited Liability Company Act.

4. The Certificate of Formation of Fuel Miami LLC, as now in force and effect, shall continue to be the Certificate of Formation of said surviving limited liability company until amended and changed pursuant to the provisions of the Delaware Limited Liability Company Law.

5. The executed Agreement of Merger between the aforesaid constituent business entities is on file at the principal place of business of the aforesaid surviving limited liability company, the address of which is as follows: 800 Third Avenue, New York, New York 10022.

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving limited liability company, on request, and without cost, to any member of each of the aforesaid constituent limited liability companies.

Executed on this 30th day of January, 2013.

FUEL MIAMI LLC

By:	/s/ Richard M. Schaps
Richard M. Schaps, Chief Executive Officer

2

State of Delaware Secretary of State Division of Corporations Delivered 02:01 PM 06/15/2006 FILED 01:59 PM 06/15/2006 SRV 060579111 – 4153709 FILE

CERTIFICATE OF FORMATION

OF

FUEL MIAMI LLC

This Certificate of Formation of Fuel Miami LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. § 18-201, et. seq.).

FIRST. The name of the limited liability company formed hereby is Fuel Miami LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 15th day of June, 2006.

By:	/s/ Henry Rosas
Name:	Henry Rosas
Title:	Authorized Person